Exhibit 99.1

Westwater Resources Announces Transfer to the NYSE American Stock Exchange

Ticker to Remain “WWR”

CENTENNIAL, Colo. March 8, 2021 - Westwater Resources, Inc. (“Westwater”) (Nasdaq: WWR), a battery graphite development company, announced today that it will change its listing from the Nasdaq Capital Market to the NYSE American stock exchange on March 19, 2021.

Christopher M. Jones, President and Chief Executive Officer of Westwater, said, “The New York Stock Exchange has been trading stocks for over 225 years and is the global leader in listings for a range of sectors, including technology and energy.  As our company continues to grow, we want to see our shareholders benefit from this historic and prestigious platform.  This is an exciting time for Westwater.”

With recent announcements by global automobile and battery makers, including a major announcement by General Motors (March 4, 2021) that they are looking to build a second battery factory in the United States, electric vehicles and the batteries that power them are a growing market.   Westwater’s planned battery graphite business is well timed to take advantage of these markets in the United States and abroad.

The last day of trading on the Nasdaq Capital Market is expected to be March 18, 2021. Westwater’s common stock will continue to trade under its existing “WWR” symbol.

About Westwater Resources

Westwater Resources (NASDAQ: WWR) is focused on developing battery-grade graphite. The Company’s projects include the Coosa Graphite Project — the most advanced natural flake graphite project in the contiguous United States — and the associated Coosa Graphite Deposit located across 41,900 acres (~17,000 hectares) in east-central Alabama. Ongoing operations of the pilot program are producing ULTRA-PMGTM, ULTRA-DEXDGTM and ULTRA-CSPGTM in quantities that facilitate qualification testing at potential customers. For more information, visit www.westwaterresources.net.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," “scheduled,” and other similar words. All statements addressing events or developments that WWR expects or anticipates will occur in the future, including but not limited to the transfer of the Company’s common stock listing from the Nasdaq Capital Market to the NYSE American stock exchange, including the timing of the effectiveness of the transfer, and the anticipated timing of WWR’s planned graphite business. These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to implement the Coosa Graphite Project business plan; (b) the Company’s ability to raise additional capital in the future including the ability to utilize existing financing facilities; (c) spot price and long-term contract price of graphite and vanadium; (d) risks associated with our operations and the operations of our partners such as Samuel Engineering, Dorfner Anzaplan and others, including the impact of COVID-19 and its potential impacts to the capital markets; (e) operating conditions at the

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Company’s projects; (f) government regulation of the graphite industry and the vanadium industry; (g) world-wide graphite and vanadium supply and demand, including the supply and demand for lithium-based batteries; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates or intends to operate, including in Alabama and Colorado; (i) any graphite or vanadium discoveries not being in high-enough concentration to make it economic to extract the minerals; (j) currently pending or new litigation or arbitration; and (k) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Contacts

Westwater Resources Contacts:

Christopher M. Jones, President & CEO

Phone: 303.531.0480

Jeff Vigil, VP Finance & CFO

Phone: 303.531.0481

Email: Info@WestwaterResources.net

Product Sales Contact:

Jay Wago, Vice President – Sales and Marketing

Phone: 303.531.0472

Email:  Sales@westwaterresources.net

Investor Relations Contact:

Porter, LeVay & Rose

Michael Porter

Phone: 212.564.4700

Email: Westwater@plrinvest.com

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